SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 27, 2010

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2010 Executive and Key Manager Restricted Stock Unit Sub-Plan and 2010 Executive Incentive Plan

On January 27, 2010, the Compensation Committee of the Board of Directors of Sanders Morris Harris Group Inc. (“SMHG” or the “Company”), adopted and approved the terms of the Company’s 2010 Executive and Key Manager Stock Unit Sub-Plan (the “2010 Sub-Plan”), subject to shareholder approval of the amendment and restatement of the Company’s Long-Term Incentive Plan (the “Plan”), and the 2010 Executive Incentive Plan (the “2010 EIP” and together with the 2010 Sub-Plan, the “2010 Plans”).  The 2010 Sub-Plan and 2010 EIP are designed to provide compensation incentives to the executive officers and certain key employees of SMHG based on the achievement of certain annual performance criteria for 2010.

On May 27, 2010, the shareholders of the Company approved the amendment and restatement of the Plan. The 2010 Sub-Plan is subject to the terms of the Plan. The Chief Executive Officer and other executive officers of the Company have been identified as participants in the 2010 Plans.

The material terms of the 2010 Plans include the following:

•
The 2010 EIP provides for targeted cash award opportunities (expressed as a percentage of year-end salary) for each participant established at the beginning of the year, with final awards tied to achievement of pre-established annual financial goals and Compensation Committee discretion.

•
The performance measures, goals, and weights under the 2010 Plans are (1) SMHG adjusted cash flow from operations – weighted 30% (target – 110% of 2009 adjusted cash flow from operations), (2) client investment results – weighted 20% (target – change in 60/40 in 2010), (3) net new client money – weighted 20% (target – 4% increase over 2009 year-end client assets), (4) expenses adjusted for non-recurring and extraordinary items as a percentage of revenue – weighted 10% (target – no greater than 2009weight). The final 20% portion of the performance measures will be determined on a discretionary basis by the Compensation Committee for the Chief Executive Officer and the Plan Committee (the Chief Executive Officer, President, and Chief Financial Officer) for other participants.

•
The performance goals and award payout levels are: (1) Minimum Acceptable: 75% of Performance Goal, at or below which the award is $0, (2) Target: 100% of Performance Goal, at which 100% of the targeted award is earned, and (3) Outstanding: 125% of Performance Goal, at or above which the award is double the targeted award.

•
Awards under the 2010 EIP will be paid in cash in four installments, in 2011 as follows: (1) 25% of the award will be paid on February 28, 2011, (2) 25% of the award will be paid on April 15, 2011, (3) 25% of the award will be paid on August 15, 2011, and (4) 25% of the award will be paid on November 30, 2011.

•
To receive an award, a participant must be an employee of the Company on the day the a cash award is paid, other than in the event of an employee’s death, disability, retirement, or waiver by the Compensation Committee.

•
The 2010 Sub-Plan provides annual SMHG stock ownership opportunities (expressed as a percentage of salary), tied to continued employment and the future value of SMHG shares, to better link key executive, director and outside shareholder interests.

•
Awards under the 2010 Sub-Plan are made in restricted stock units under the Plan that are valued at the market value of SMHG shares on the date an award is granted, and units are converted to SMHG shares on vesting dates.

•	The target award is based solely on Compensation Committee discretion. The performance targets for the 2010 Sub-Plan are the same as the 2010 EIP.

•
25% of the restricted stock units will vest (and convert to SMHG shares) upon grant; an additional 25% will vest on each successive annual anniversary of the grant and are deemed to apply to services provided by the employee over those future periods.

•
Unvested units are subject to forfeiture if an employee is no longer employed by the Company, except in the event of an employee’s death, disability, retirement, or waiver by the Compensation Committee.

•	Restricted stock units do not have dividend or voting rights until units vest.

The foregoing summary is not complete and is qualified by reference to the 2010 Plans, copies of which are attached as Exhibits 10.19 and 10.20.

Additional information relating to the terms of the 2010 Plans applicable to the Company’s Chief Executive Officer and other named executive officers is summarized in the following table:

Name and Title	Maximum Incentive as a Percentage of 2010 Annual Salary
	2010 Executive Incentive Plan	2010 Executive and Key Manager Stock Unit Sub-Plan
George L. Ball, Chief Executive Officer	50%	150%
Fredric M. Edelman, President	50%[1]	150%[2]
Rick Berry, Chief Financial Officer	40%	120%
Bruce R. McMaken, Executive Vice President	40%	120%

1.	50% of SMHG salary and 100% of Edelman Financial Services, LLC salary.
2.	150% of SMHG salary and 200% of Edelman Financial Services, LLC salary.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)          The annual meeting of shareholders of the Company was held on May 27, 2010.

(b)         The shareholders elected all of the Company’s nominees for director, approved the amendment and restatements of the Long-Term Incentive Plan, and ratified the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year 2010.

(1)           Election of Directors

	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
George L. Ball	21,515,607	627,952	686	5,915,606
Richard E. bean	21,881,431	270,114	2,700	5,915,606
Charles W. Duncan	21,047,356	1,104,184	2,705	5,915,606
Ric Edelman	21,838,373	315,212	660	5,915,606
Scott B. McClelland	21,047,356	1,104,184	2,705	5,915,606
Ben T. Morris	21,606,674	547,139	432	5,915,606
Albert W. Niemi, Jr.	21,744,726	406,814	2,705	5,915,606
Don A. Sanders	21,825,931	327,628	686	5,915,606
W. Blair Waltrip	21,792,693	358,702	2,850	5,915,606

(2)           Amendment and Restatement on Long-Term Incentive Plan

Shares For	13,307,794
Shares Against	8,817,380
Shares Abstain	19,071
Broker Non-Votes	5,915,606

(3)           Ratification of Grant Thornton, LLP

Shares For	27,973,148
Shares Against	89,614
Abstain	7,089

Item 8.01.   Other Events.

(a)           On May 27, 2010, 2009, the board of directors approved a quarterly dividend of $0.045 per share of common stock.  The dividend will be payable on July 15, 2010, to common stockholders of record at the close of business on July 1, 2010.

Any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including the prior approval by the Company’s bank, general economic and business conditions, tax considerations, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors the board of directors considers relevant.

(b)           The board of directors also approved a program to repurchase up to an additional 1 million shares of the Company’s shares of common stock. The board of directors previously approved a program to purchase up to 1 million shares in November 2007.

Under the program shares will be repurchased in the open-market or privately negotiated transactions from time to time at prevailing market prices as permitted by securities laws and legal requirements, and subject to market conditions and other factors including the prior approval of the Company’s bank. The repurchase will be funded with the Company’s existing cash. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. Any shares repurchased will be available for general corporate purposes. As of May 27, 2010, the Company had approximately 30.0 million shares outstanding.

Item 9.01.   Financial Statements and Exhibits.

a.        Financial statements of business acquired

Not Applicable

b.        Pro forma financial information

Not Applicable

c.       Exhibits

*10.19	2010 Executive Incentive Plan
*10.20	2010 Executive and Key Manager Restricted Stock Unit Sub-Plan
*10.21	Long-term Incentive Plan (Filed as Appendix A to the Definitive Proxy Statement on Schedule 14A of the Company dated April 15, 2010 (File No. 000-30066), and incorporated herein by reference).

*Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ George L. Ball
George L. Ball,
Chief Executive Officer

Date: June 3, 2010